EXHIBIT 10.6

DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE ANIMAL HEALTH INTERNATIONAL, INC.
2007 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:____________________________________
Number of DSUs Granted:_____________________________
Grant Date:________________________________________

1. Award.  Pursuant to the Animal Health International, Inc. 2007 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Animal Health International, Inc. (the “Company”) hereby grants to the Grantee named above the number of restricted Deferred Stock Units (“DSUs”) specified above.  This Award represents a promise to pay out to the Grantee at a future date, subject to the restrictions and conditions set forth herein and in the Plan, a number of shares of common stock, par value $.01 per share (the “Stock”) of the Company equal to the number of vested DSUs.

2. Restrictions and Conditions.

(a) The DSUs are subject to restrictions as set forth herein and in the Plan.

(b) DSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

3. Vesting of DSUs.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the anniversary of the Grant Date so long as the Grantee remains a Director of the Company on such date.

Subsequent to such Vesting Date or Dates, the shares of DSUs on which all restrictions and conditions have lapsed shall no longer be deemed restricted and shall be considered vested.

4. Timing and Form of Payout.  The vested DSUs shall be paid out in full in the form of shares of Stock within 90 days following the Grantee’s “separation from service” (as determined in accordance with Treasury Regulation Section 1.409A-1(h)).  Notwithstanding the foregoing, in the event the Company determines that the Grantee is a “specified employee” (as determined in accordance with Treasury Regulation Section 1.409A-1(i)), any such payment due under this Paragraph 4 shall not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of death of the Grantee).

5. Voting Rights and Dividends.  Until such time as the DSUs are paid out in shares of Stock, the Grantee shall not have voting rights.  However, all dividends and other distributions paid with respect to the DSUs shall accrue and shall be converted to additional DSUs based on the closing price of the Stock on the dividend distribution date.  Such additional DSUs shall be subject to the same restrictions on transferability as are the DSUs with respect to which they were paid.

6. Sale Event.  Notwithstanding anything to the contrary in this Agreement, in the event of a Sale Event, that constitutes a “change in control event” (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), prior to the payout of the DSUs pursuant to Paragraph 4, all DSUs shall be paid out in full in the form of shares of Stock within 90 days following the Sale Event.

7. Recapitalization.  In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of DSUs subject to this Agreement may be equitably adjusted by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

8. Beneficiary Designation.  The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

9. Continuation of Service as Director.  This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Grantee’s service at any time.

10. Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

11. Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

12. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

ANIMAL HEALTH INTERNATIONAL, INC.

By:_____________________________________
Title:  ___________________________________

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: _______________________                                      ________________________________________
Grantee’s Signature

Grantee’s name and address:
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